ENB Financial Corp 2015 Annual Shareholders Meeting

ENB Financial Corp 2015 Annual Shareholders Meeting May 5, 2015

» Welcome » Reading of the Minutes » Certify Voting Activity » Vote on Matters of the Proxy Statement » Discussion of Company Condition • President’s Remarks • Financial Review » Questions & Answers » Voting Results » Hibshman Scholarship Legacy Video » Adjournment Agenda

» Aaron L. Groff, Jr. • President, CEO and Board Chairman – ENB Financial Corp and Ephrata National Bank » Paul W. Wenger • Vice President and Corporate Secretary – ENB Financial Corp • Senior Vice President and Cashier – Ephrata National Bank » Scott E. Lied • Treasurer – ENB Financial Corp • Senior Vice President and Chief Financial Officer – Ephrata National Bank Presenters

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Meeting Certification

» Elect three (3) Class B directors to serve a 3 - year term Matters of Proxy Election of Directors – Class B Willis R. Lefever Donald Z. Musser Judith A. Weaver

Current Directors Continuing Directors – Class A Aaron L. Groff, Jr. Brian K. Reed Paul M. Zimmerman, Jr. Continuing Directors – Class C Susan Y. Nicholas Mark C. Wagner Paul W. Wenger

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Process

Voting Process Proxy Holders » Janice S. Eaby » John H. Shuey Judges of Election » Richard H. Binner » Roger S. Kline » William M. Rohrbach

Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp President’s Remarks

» To remain an independent community bank of undisputed integrity, serving the communities of Northern Lancaster County and beyond. » To offer state - of - the - art financial products and services of high quality and value at an affordable price. » To provide unsurpassed personal service, delivered by a highly dedicated professional team. Mission Statement

Forward Mobility

Growth

Technology

Mortgage Lending

Agricultural Lending

Presented by: Scott E. Lied Treasurer - ENB Financial Corp Financial Condition

» Unaudited Financial Information • Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. » Forward Looking Statements • Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements. Disclosures

Net Income 6,345 7,148 7,642 7,710 7,092 0 2,000 4,000 6,000 8,000 2010 2011 2012 2013 2014 Dollars in Thousands

Significant Items Dollars in Thousands 2014 $ 2013 $ Increase $ Increase % Net Interest Income 22,461 21,524 937 4.3 Other Income 6,439 6,180 259 4.2 Operating Expense 23,421 21,935 1,486 6.8 (Excluding Security Gains)

Security Gains 972 1,500 940 3,217 3,109 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2010 2011 2012 2013 2014 Dollars in Thousands

Provision (Credit) for Loan Losses 1,800 1,575 (975) (225) (50) -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2010 2011 2012 2013 2014 Dollars in Thousands

Performance Ratios 2014% 2013 % Return on Average Assets (ROA) 0.84 0.96 Return on Average Equity (ROE) 7.98 8.92 Net Interest Margin 3.10 3.17 Efficiency Ratio 76.11 73.36

Per Share Data 2014 2013 Earnings Per Share $2.48 $2.70 Dividends Per Share $1.07 $1.04 Dividend Payout Ratio 43.2% 38.5%

Peer Analysis – Performance* Measurement ENBP % PA Bank Peer % Return of Average Assets (LTM) 0.90 0.90 Return on Average Equity (LTM) 8.50 8.60 Price to Earnings (LTM) 12.30 12.60 Price to Tangible Book 1.00 1.15 Dividend Yield (LTM) 3.59 2.89 *Data as of December 31, 2014 from Boenning & Scattergood, Inc ., Q4 2014 Mid - Atlantic Regional Bank & Thrift Revie w

Peer Analysis – Performance* Measurement ENBP % PA Bank Peer % Capital to Assets 10.70 10.40 Non - Performing Assets/Total Assets 0.16 1.13 Allowance for Loan Losses/Net Loans 1.52 1.25 *Data as of December 31, 2014 from Boenning & Scattergood, Inc ., Q4 2014 Mid - Atlantic Regional Bank & Thrift Revie w

ENBP Stock Performance* Price BV Price to BV Closing Price 03/31/14 $29.75 $30.48 0.98 Closing Price 03/31/15 $32.40 $33.12 0.98 Change $2.65 $2.64 % Appreciation 8.91% 8.66% Cash Dividend ($1.08) $108.00 Total Return $373.00 Annual Rate of Return 12.54% *03/31/14 - 03/31/15 (per 100 shares)

Balance Sheet Growth • Total Loans up $32.9 million (7.5%) • Total Assets up $44.9 million (5.5%) • Total Deposits up $43.1 million (6.6%) • Total Capital up $9.0 million (10.7%)

First Quarter Results (Unaudited) First Quarter 2015 vs. First Quarter 2014 » Earnings: $ 1.47 million, 20.1% decrease » Provision for Loan Losses: $200,000 vs. ($200,000) » Security Gains: $561,000 vs. $663,000 » Mortgage Gains $153,000 vs. $38,000

2015 Financial Challenges » Highly Competitive Lending Environment » Persistent Low Market Rates » Leveraging Mortgage & Trust Platforms » Increased Regulatory Burden

2015 Financial Opportunities » Commercial Lending Opportunities/Initiatives » Increasing Mortgage Penetration » New Rate Environment » In - Market Mergers & Acquisitions

Questions & Answers

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Results

J. Harry Hibshman Scholarship Fund

Hibshman Scholarship

Questions & Answers

We Care • C ourteous • A ccurate • R esponsive • E mpowered Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp

Adjournment Thank you!